Exhibit 10.6

FORM OF

SECOND CONTRIBUTION AND CONVEYANCE AGREEMENT

This SECOND CONTRIBUTION AND CONVEYANCE AGREEMENT, dated as of             , 2014, is entered into by and among Navios Maritime Acquisition Corporation, a Marshall Islands corporation (“Navios Maritime Acquisition”), Aegean Sea Maritime Holdings Inc., a Marshall Islands corporation and a wholly-owned subsidiary of Navios Maritime Acquisition (“Aegean”), Amindra Navigation Co., a Marshall Islands corporation and wholly-owned subsidiary of Navios Maritime Acquisition (“Amindra” and together with Aegean, the “Sellers”), Navios Maritime Midstream Partners GP LLC, a Marshall Islands limited liability company (“GP LLC”), Navios Maritime Midstream Partners L.P., a Marshall Islands limited partnership (the “MLP”), and Navios Maritime Midstream Operating LLC, a Marshall Islands limited liability company (the “OLLC”). The foregoing shall be referred to individually as a “Party” and collectively as the “Parties.” Certain capitalized terms have the meanings assigned to them in Article I hereof.

RECITALS

A. Navios Maritime Acquisition and GP LLC have formed the MLP pursuant to the Marshall Islands Limited Partnership Act (the “Marshall Islands LP Act”) for the purpose of, among other things, acquiring and owning all of the outstanding shares of capital stock of and operating all of the assets of certain indirect subsidiaries of Navios Maritime Acquisition that own and operate vessels. The respective Boards of Directors of Navios Maritime Acquisition, Aegean, Amindra and the MLP have prior to this Agreement authorized the Parties to effect the actions set forth below at the times and in the order set forth below.

B. To accomplish the objectives and purposes in the preceding recital, the following actions have been taken prior to the date hereof:

1. Navios Maritime Acquisition formed GP LLC under the terms of the Marshall Islands Limited Liability Company Act (the “Marshall Islands LLC Act”) and contributed $         in exchange for all of the membership interests in GP LLC.

2. GP LLC and Navios Maritime Acquisition formed the MLP, to which GP LLC contributed $20 and Navios Maritime Acquisition contributed $980 in exchange for a 2% general partner interest (the “Initial General Partner Interest”) and a 98% limited partner interest (the “Initial Limited Partner Interest”), respectively.

3. The MLP formed the OLLC pursuant to the Marshall Islands LLC Act and contributed $         in exchange for all of the membership interests in the OLLC.

4. The MLP made an election to be classified as an association taxable as a corporation for U.S. federal income tax purposes, effective as of formation.

5. Navios Maritime Acquisition, Aegean, GP LLC, the MLP and the OLLC entered into a First Contribution and Conveyance Agreement, dated as of                     , 2014 (the “First Contribution Agreement”), whereby (a) Aegean contributed to the MLP all of the outstanding shares of capital stock of the subsidiaries named on Schedule A to the

First Contribution Agreement, (b) the MLP issued to Navios Maritime Acquisition and Navios Maritime Acquisition received              Subordinated Units (the “Initial Subordinated Units”) and              Common Units (the “Initial Common Units” and, together with the Initial Subordinated Units, the “Initial Limited Partner Interests”), (c) Navios Maritime Acquisition’s Initial Limited Partner Interest was redeemed and refunded by the MLP, (d) GP LLC’s Initial General Partner Interest was redeemed and refunded by the MLP and (e) the MLP contributed the interests contributed to it under the First Contribution and Conveyance Agreement to OLLC.

C. At the Effective Time, each of the following matters shall occur:

1. Aegean will sell to the MLP, subsequent to the execution of the Underwriting Agreement, all of the outstanding shares of capital stock of Shinyo Saowalak Limited, and Amindra will sell to the MLP, subsequent to the execution of the Underwriting Agreement, all of the outstanding shares of capital stock of Shinyo Kieran Limited (together with Shinyo Saowalak Limited, the “Vessel-Owning Subsidiaries”). As consideration therefor, the MLP will issue to Navios Maritime Acquisition, and Navios Maritime Acquisition will receive (a) all of the Net Public Offering Proceeds, in an aggregate amount equal to $                , (b) $110,600,000 of the $126,000,000 borrowed by the MLP at or before the Effective Time under the Bank Credit Facility, (c)              Subordinated Units, which will represent a     % limited partner interest in the MLP, and (d)              Common Units, which will represent a     % limited partner interest in the MLP, subject to adjustment in accordance with Section 3.01 in the event that the Underwriters exercise their option to purchase additional Common Units, (e)              General Partner Units, representing a 2.0% general partner interest in the MLP, and (f) all of the Incentive Distribution Rights.

2. The MLP will transfer the Interests to the OLLC.

3. Navios Maritime Acquisition will transfer its General Partner Units and the Incentive Distribution Rights to GP LLC.

4. The MLP, through the underwriters of the Public Offering (the “Underwriters”) and pursuant to the Underwriting Agreement, will sell              Common Units to the public in exchange for $         (the “Public Offering Proceeds”).

5. The MLP will use the Public Offering Proceeds (a) to fund a portion of the purchase price of the capital stock of the Vessel-Owning Subsidiaries, (b) to pay the underwriting discounts and commissions and the advisory fee of $         (which may be withheld by the Underwriters from the Public Offering Proceeds as payment thereof) and (c) to pay other transaction expenses incurred by the MLP in connection with the Public Offering of approximately $         (the Public Offering Proceeds remaining after deducting the amounts described in this Recital C.7 shall constitute the “Net Public Offering Proceeds”).

AGREEMENT

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE I

Definitions

Section 1.01. Definitions. The following capitalized terms have the meanings given below.

“Agreement” means this Second Contribution and Conveyance Agreement.

“Aegean” has the meaning assigned to such term in the preamble to this Agreement.

“Amindra” has the meaning assigned to such term in the preamble to this Agreement.

“Attorney-In-Fact” has the meaning assigned to such term in Section 5.02.

“Bank Credit Facility” means the revolving credit agreement dated             , 2014 by and among the MLP, as the borrower, the banks and financial institutions named therein, and the other parties thereto.

“Closing Date” means             , 2014.

“Common Unit” has the meaning assigned to such term in the Partnership Agreement.

“Conveyed Interests” has the meaning assigned to such term in Section 5.02.

“Conveying Parties” has the meaning assigned to such term in Section 5.02.

“Effective Time” means the time at or immediately after the Closing Date when the transactions contemplated by Article II hereof have been consummated.

“First Contribution Agreement” has the meaning assigned to such term in Recital B.5 of this Agreement.

“General Partner Unit” has the meaning assigned to such term in the Partnership Agreement.

“GP LLC” has the meaning assigned to such term in the preamble to this Agreement.

“Hazardous Substances” has the meaning assigned to such term in the Omnibus Agreement.

“Incentive Distribution Right” has the meaning assigned to such term in the Partnership Agreement.

“Initial Common Units” has the meaning assigned to such term in Recital B.5 of this Agreement.

“Initial Limited Partner Interests” has the meaning assigned to such term in Recital B.5 of this Agreement.

“Initial Subordinated Units” has the meaning assigned to such term in Recital B.5 of this Agreement.

“Interests” means the shares of capital stock of the Vessel-Owning Subsidiaries and other rights and interests sold to the MLP pursuant to this Agreement.

“Laws” means any and all laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions, decisions of arbitrators or determinations of any governmental authority or court.

“MLP” has the meaning assigned to such term in the preamble to this Agreement.

“Marshall Islands LLC Act” has the meaning assigned to such term in Recital B.1 of this Agreement.

“Marshall Islands LP Act” has the meaning assigned to such term in Recital A of this Agreement.

“Navios Maritime Acquisition” has the meaning assigned to such term in the preamble to this Agreement.

“Net Option Proceeds” has the meaning assigned to such term in Section 3.01.

“Net Public Offering Proceeds” has the meaning assigned to such term in Recital C.7 of this Agreement.

“OLLC” has the meaning assigned to such term in the preamble to this Agreement.

“Omnibus Agreement” means the Omnibus Agreement, to be dated as of the Closing Date, by and among Navios Maritime Acquisition, GP LLC, the OLLC, Navios Maritime Holdings Inc., Navios Maritime Partners L.P. and the MLP.

“Partnership Agreement” means the Agreement of Limited Partnership of the MLP, as it may be amended from time to time.

“Party and Parties” have the meanings assigned to such terms in the preamble to this Agreement.

“Public Offering” means the initial public offering and sale of Common Units by the MLP to the public.

“Public Offering Proceeds” has the meaning assigned to such term in Recital C.6 of this Agreement.

“Registration Statement” means the registration statement on Form F-1 (File No. 333-199235) filed with the U.S. Securities and Exchange Commission by the MLP relating to the Public Offering, as it may be amended.

“Sellers” has the meaning assigned to such term in the preamble to this Agreement.

“Specific Conveyances” has the meaning assigned to such term in Section 2.09.

“Subordinated Units” has the meaning assigned to such term in the Partnership Agreement.

“Underwriters” has the meaning assigned to such term in Recital C.6 of this Agreement.

“Underwriting Agreement” means the Underwriting Agreement by and among Navios Maritime Acquisition, GP LLC, the MLP, OLLC and the Underwriters, dated as of             , 2014.

“Underwriters’ Option Proceeds” has the meaning assigned to such term in Section 3.01.

“Vessel-Owning Subsidiaries” has the meaning assigned to such term in Recital C.1 of this Agreement.

“Vessels” has the meaning assigned to such term in Section 4.01(d).

ARTICLE II

Contribution and Conveyance

Section 2.01. Sale by the Sellers of Interests in Vessel-Owning Subsidiaries. The Sellers hereby sell to the MLP, subsequent to the execution of the Underwriting Agreement, all of the outstanding shares of capital stock in the Vessel-Owning Subsidiaries as set forth on Schedule A hereto.

Section 2.02. Issuance of Cash, New Units and Incentive Distribution Rights. The MLP hereby issues to Navios Maritime Acquisition as consideration for all of the outstanding shares of capital stock of the Vessel-Owning Subsidiaries (a) all of the Net Public Offering Proceeds in an aggregate amount equal to $                , (b) $110,600,000 of the $126,000,000 borrowed by the MLP at or before the Effective Time under the Bank Credit Facility, (c)              Subordinated Units, which, will represent a     % limited partner interest in the MLP, (d)              Common Units, which will represent a     % limited partner interest in the MLP, subject to adjustment in the event that the Underwriters exercise their option to purchase additional Common Units, (e)              General Partner Units, representing a 2.0% general partner interest in the MLP and (f) all of the Incentive Distribution Rights.

Section 2.05. MLP Receipt of Capital Stock of Vessel-Owning Subsidiaries. The MLP hereby acknowledges receipt of the shares of outstanding capital stock of the Vessel-Owning Subsidiaries as consideration for (a) all of the Net Public Offering Proceeds in an aggregate amount equal to $        , (b) $10,600,000 of the $126,000,000 borrowed by the MLP at or before the Effective Time under the Bank Credit Facility, (c)              Subordinated Units, which represent a     % limited partner interest in the MLP, (d)              Common Units, which will represent a     % limited partner interest in the MLP, subject to adjustment in the event that the Underwriters exercise their option to purchase additional Common Units, (e)              General Partner Units, representing a 2.0% general partner interest in the MLP and (f) all of the Incentive Distribution Rights.

Section 2.06. Navios Maritime Acquisition Receipt of Cash, New Units and Incentive Distribution Rights. As consideration for the shares of capital stock of the Vessel-Owning Subsidiaries, Navios Maritime Acquisition hereby acknowledges receipt of (a) all of the Net Public Offering Proceeds in an aggregate amount equal to $        , (b) $10,600,000 of the $126,000,000 borrowed by the MLP at or before the Effective Time under the Bank Credit Facility, (c)              Subordinated Units, which will represent a             % limited partner interest in the MLP, (d)              Common Units, which will represent a     % limited partner interest in the MLP, subject to adjustment in the event that the Underwriters exercise their option to purchase additional Common Units, (e)              General Partner Units, representing a 2.0% general partner interest in the MLP and (f) all of the Incentive Distribution Rights.

Section 2.07. Transfer of Interests to OLLC. The MLP hereby transfers all of the Interests to the OLLC, and the OLLC hereby acknowledges receipt of such Interests.

Section 2.08. Transfer of Incentive Distribution Rights to GP LLC. Navios Maritime Acquisition hereby transfers the Incentive Distribution Rights to GP LLC, and GP LLC hereby acknowledges receipt of such Incentive Distribution Rights.

Section 2.09. Transfer of General Partner Units to GP LLC. Navios Maritime Acquisition hereby transfers the General Partner Units to GP LLC, and GP LLC hereby acknowledges receipt of such General Partner Units.

Section 2.10. Specific Conveyances. To further evidence the sale of the Interests reflected in this Agreement, each party making such sale may have executed and delivered to the party receiving such Interest being sold certain conveyance, assignment and bill of sale instruments (the “Specific Conveyances”). The Specific Conveyances shall evidence and perfect such sale made by this Agreement and shall not constitute a second conveyance of any assets or interests therein and shall be subject to the terms of this Agreement.

ARTICLE III

Additional Transaction

Section 3.01. Exercise of the Option to Purchase Additional Common Units. In the event the Underwriters exercise their option to purchase additional Common Units, (a) the MLP shall issue up to              additional Common Units which the MLP, through the Underwriters and pursuant to the Underwriting Agreement, will sell to the public in exchange for $         (the “Option Proceeds”) and (b) the MLP shall redeem for cash from Navios Maritime Acquisition such number of Common Units equal to the number of Common Units for which the Underwriters exercised their option to purchase additional Common Units. Navios Maritime Acquisition will use the Option Proceeds to (a) redeem an amount of Common Units from Navios Maritime Acquisition equal to the number of Common Units purchased by the Underwriters pursuant to their option, (b) pay the underwriting discounts and commissions and the advisory fee payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated and S. Goldman Advisors LLC of $         and (c) pay other transaction expenses incurred by Navios Maritime Acquisition in connection with the exercise of the option to purchase additional Common Units (the Option Proceeds remaining after deducting the amounts described in this Section 3.01 shall constitute the “Net Option Proceeds”). Navios Maritime Acquisition will retain the Net Option Proceeds, if any, and use such proceeds to repay indebtedness or for general corporate purposes.

ARTICLE IV

Representations and Warranties of the Sellers; Disclaimer

Section 4.01. Representations and Warranties of the Sellers. The Sellers represent and warrant that:

(a) Each of the Vessel-Owning Subsidiaries is a corporation duly incorporated, organized and validly existing in good standing under the laws of the British Virgin Islands and has all requisite power and authority to operate its assets and conduct its business as described in the Registration Statement;

(b) The execution and delivery of this Agreement and all documents, instruments and agreements required to be executed and delivered by it pursuant to this Agreement, and the completion of the transactions contemplated by this Agreement, have been duly authorized by all necessary action on its part, and this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court;

(c) The execution, delivery and performance by it of this Agreement will not conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of: (i) its or any Vessel Owning Subsidiary’s articles of incorporation or by-laws or other organizational documents; (ii) any lien, encumbrance, security interest, pledge, mortgage, charge, other claim, bond, indenture, agreement, contract, franchise license, permit or other instrument or obligation to which it or any Vessel-Owning Subsidiary is a party or is subject or by which any of its or any Vessel-Owning Subsidiary’s assets or properties may be bound; (iii) any applicable Law; or (iv) any charter or shipbuilding contract to which any Vessel-Owning Subsidiary is a party or any material provision of any material contract to which it or any Vessel-Owning Subsidiary is a party or by which its or any Vessel-Owning Subsidiary’s properties are bound;

(d) Except as have already been obtained, no consent, permit, approval or authorization of, notice or declaration to or filing with any governmental authority or any other person, including those related to any environmental laws or regulations, is required in connection with the execution and delivery by it of this Agreement or the consummation by it of the transactions contemplated hereunder, and any consents required for the transfer or assignment of the charters and shipbuilding contracts related to the vessels owned by the Vessel-Owning Subsidiaries set forth on Schedule A to this Agreement (collectively, the “Vessels”) have been duly obtained;

(e) All of the issued and outstanding shares of capital stock of each Vessel-Owning Subsidiary are duly authorized and validly issued in accordance with the memorandum of association and articles of association of such Vessel-Owning Subsidiary and are fully paid and nonassessable;

(f) The Sellers own all of the outstanding shares of capital stock of each Vessel-Owning Subsidiary and has good and marketable title thereto, free and clear of all liens, encumbrances, security interests, pledges, mortgages, charges or other claims;

(g) Each Vessel-Owning Subsidiary, as applicable, owns the Vessel set forth opposite its name on Schedule A hereto with good and marketable title, free and clear of all liens, encumbrances, security interests, pledges, mortgages, charges or other claims, other than those arising under the Bank Credit Facility;

(h) There is no agreement, contract, option, commitment or other right or understanding in favor of, or held by, any person other than the MLP to acquire any Vessel-Owning Subsidiary or the assets of any Vessel-Owning Subsidiary, including the Vessels, that has not been waived;

(i) Correct and complete copies of the organizational documents of each Vessel-Owning Subsidiary (as amended to the date hereof) and each of the charters and shipbuilding contracts to which each Vessel-Owning Subsidiary is a party (as amended to the date hereof) have been made available to the MLP;

(j) Each charter and shipbuilding contract is a valid and binding agreement of each contracting Vessel-Owning Subsidiary enforceable in accordance with its terms and, to the best knowledge of the Sellers, of all other parties thereto enforceable in accordance with its terms;

(k) Each Vessel-Owning Subsidiary has fulfilled all material obligations required pursuant to its respective charter and shipbuilding contract to have been performed by it prior to the date hereof and has not waived any material rights thereunder; and no material default or breach exists in respect thereof on its or any Vessel-Owning Subsidiary’s part or, to its knowledge, any of the other parties thereto and, to its knowledge, no event has occurred which, after giving of notice or the lapse of time, or both, would constitute such a material default or breach;

(l) Except for such liabilities, debts obligations, encumbrances, defects, restrictions or claims of a general nature and magnitude that would arise in connection with the operation of vessels of the same type as the Vessels in the ordinary course of business, there are no liabilities, debts or obligations of, encumbrances, defects or restrictions with respect to, or claims against any Vessel-Owning Subsidiary or any of the assets owned by any Vessel-Owning Subsidiary, including the Vessels, other than those arising under the Bank Credit Facility; and

(m) Each Vessel is (i) adequate and suitable for use by the applicable Vessel-Owning Subsidiary in such Vessel Owning Subsidiary’s business as presently conducted by it in all material respects as described in the Registration Statement, ordinary wear and tear excepted; (ii) seaworthy in all material respects for hull and machinery insurance warranty purposes and is in good running order and repair; (iii) insured against all risks, and in amounts, consistent with common industry practices; (iv) in compliance with maritime laws and regulations; (v) duly registered under the flag set forth opposite such Vessel’s name on Schedule A hereto; and (vi) in compliance in all material respects with the requirements of its present class and classification society; and all class certificates of each Vessel are clean and valid and free of recommendations affecting class.

Section 4.02. Disclaimer of Warranties; Subrogation; Waiver of Bulk Sales Laws. EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT OR IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE PUBLIC OFFERING, INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE ASSETS OWNED BY THE VESSEL-OWNING SUBSIDIARIES (INCLUDING THE VESSELS), INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF SUCH ASSETS GENERALLY, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON SUCH ASSETS, (B) THE INCOME TO BE DERIVED FROM SUCH ASSETS, (C) THE SUITABILITY OF SUCH ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON OR THEREWITH, (D) THE COMPLIANCE OF OR BY SUCH ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF SUCH ASSETS. EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT OR IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE PUBLIC OFFERING, INCLUDING,

WITHOUT LIMITATION, THE OMNIBUS AGREEMENT, EACH PARTY ACKNOWLEDGES AND AGREES THAT SUCH PARTY HAS HAD THE OPPORTUNITY TO INSPECT THE RESPECTIVE ASSETS OF THE VESSEL-OWNING SUBSIDIARIES, AND SUCH PARTY IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE RESPECTIVE ASSETS OF THE VESSEL-OWNING SUBSIDIARIES AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OF THE OTHER PARTIES. EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT OR IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE PUBLIC OFFERING, INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT, NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS OF THE VESSEL-OWNING SUBSIDIARIES FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. THIS SECTION SHALL SURVIVE THE SALE AND CONVEYANCE OF THE INTERESTS OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE INTERESTS AND THE ASSETS OF THE VESSEL-OWNING SUBSIDIARIES THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT OR IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE PUBLIC OFFERING, INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT.

ARTICLE V

Further Assurances; Power of Attorney

Section 5.01. Further Assurances. From time to time after the date hereof, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquaintances and other documents, and will do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests sold and conveyed by this Agreement or intended so to be and (c) to more fully and effectively carry out the purposes and intent of this Agreement.

Section 5.02. Power of Attorney. Each Party that has conveyed any Interests (the “Conveyed Interests”) pursuant to this Agreement (collectively, the “Conveying Parties”) hereby constitutes and appoints GP LLC (the “Attorney-in-Fact”) its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of the applicable Conveying Party and its successors and assigns, and for the benefit of the Attorney-in-Fact to demand and receive from time to time the Conveyed Interests sold and conveyed by this Agreement (or intended so to be) and to execute in the name of the applicable Conveying Party and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of the applicable Conveying Party for the benefit of the Attorney-in-Fact, any and all proceedings at law, in equity or otherwise which the Attorney-in-Fact may deem proper in order to (a) collect, assert or enforce any claims, rights or titles of any kind in and to the Conveyed Interests, (b) defend and compromise any and all actions, suits or proceedings in respect of any of the Conveyed Interests, and (c) do any and all such acts and things in furtherance of this Agreement as the Attorney-in-Fact shall deem advisable. Each Conveying Party hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of any Conveying Party or its successors or assigns or by operation of law.

ARTICLE VI

Miscellaneous

Section 6.01. Completion of Transactions. The transactions provided for in Articles II and III of this Agreement shall be completed on the dates specified in this Agreement and in the following order: (i) the transactions provided for in Article II shall be completed concurrently and (ii) the transactions provided for in Article III shall be completed in the order set forth therein.

Section 6.02. Survival of Representations and Warranties. The representations and warranties of the Sellers in this Agreement and in or under any documents, instruments and agreements delivered pursuant to this Agreement, will survive the completion of the transactions contemplated hereby regardless of any independent investigations that the MLP may make or cause to be made, or knowledge it may have, prior to the Effective Time and will continue in full force and effect for a period of one year from the Effective Time. At the end of such period, such representations and warranties will terminate, and no claim may be brought by the MLP against the Sellers thereafter in respect of such representations and warranties, except for claims that have been asserted by the MLP prior to the Effective Time.

Section 6.03. Costs. The Sellers shall pay any and all sales, use and similar taxes arising out of the sale, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed, and conveyance taxes and fees required in connection therewith.

Section 6.04. Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Articles, Sections and Recitals shall, unless the context requires a different construction, be deemed to be references to the Articles, Sections and Recitals of this Agreement, respectively. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,”

or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 6.05. Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 6.06. No Third-Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third-party beneficiary of any of the provisions of this Agreement.

Section 6.07. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

Section 6.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Republic of The Marshall Islands applicable to contracts made and to be performed wholly within such jurisdiction without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Vessels are located, shall apply.

Section 6.09. Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.10. Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable Law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the Interests.

Section 6.11. Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto.

Section 6.12. Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to its subject matter hereof; provided, however, that this Agreement and the instruments referenced herein shall not supersede or nullify the provisions of the First Contribution Agreement. This Agreement, such instruments and the First Contribution Agreement contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties hereto after the date of this Agreement.

Exhibit 10.6

IN WITNESS HEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.

NAVIOS MARITIME ACQUISITION CORPORATION,
a Marshall Islands corporation

By:
Name:
Title:

AEGEAN SEA MARITIME HOLDINGS INC., a Marshall Islands corporation

By:
Name:
Title:

AMINDRA NAVIGATION CO., a Marshall Islands Corporation

By:
Name:
Title:

NAVIOS MARITIME MIDSTREAM PARTNERS GP LLC, a Marshall Islands limited liability company

By: Navios Maritime Acquisition Corporation, its sole member

By:
Name:
Title:

NAVIOS MARITIME MIDSTREAM PARTNERS L.P., a Marshall Islands limited partnership

By: Navios Maritime Acquisition Corporation, its sole member

By:
Name:
Title:

NAVIOS MARITIME MIDSTREAM OPERATING LLC, a Marshall Islands limited partnership

By: Navios Maritime Midstream Partners L.P., its sole member

By:
Name:
Title:

[Signature Page to Second Contribution and Conveyance Agreement]

SCHEDULE A

VESSEL OWNING SUBSIDIARY AND VESSEL

Vessel Owning Subsidiary	Vessel	Jurisdiction of Registration	Percentage of Shares being sold
Shinyo Saowalak Limited	Shinyo Saowalak	British Virgin Islands	100%

Shinyo Kieran Limited	Shinyo Kieran	British Virgin Islands	100%

A-1